EXHIBIT 23.3

CONSENT OF MILLER AND LENTS, LTD.

INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the use of references in this Amendment No. 1 to Registration Statement No. 333-162652 of our estimates of reserves as of June 30, 2009 and June 30, 2008 applicable to Cano Petroleum, Inc. and to all references to our firm included in this Registration Statement.

MILLER AND LENTS, LTD.

By:	/s/ Carl D. Richard
Carl D. Richard
Senior Vice President, P. E.

Houston, Texas

December 21, 2009